UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 7, 2015

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 7, 2015 (the “Closing Date”), Unified Grocers, Inc. (“Unified,” the “Company” or “Seller”) completed the sale of all of the outstanding shares of the Company’s wholly owned subsidiary, Unified Grocers Insurance Services (the “Agency”), to AmTrust Financial Services, Inc. (“AmTrust” or the “Buyer”) pursuant to the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) entered into by and between the Company and AmTrust on April 16, 2015. The Agency owns all of the outstanding shares of the capital stock of Springfield Insurance Company (“SIC”) and Springfield Insurance Company Limited (Bermuda) (“SICL,” and collectively with the Agency and SIC, the “Acquired Companies”). See Item 1.01. “Entry into a Material Definitive Agreement,” including Exhibit 99.1, “Stock Purchase Agreement by and between Unified Grocers, Inc. and AmTrust Financial Services, Inc. dated as of April 16, 2015” thereto, of the Company’s Current Report on Form 8-K, filed on April 22, 2015, for additional information.

The estimated purchase price received for the Acquired Companies was approximately $26.2 million in cash proceeds, representing an agreed-upon discount to the Tangible Book Value (“TBV”), which was calculated as defined in the Stock Purchase Agreement. Within 90 days after the Closing Date, the Buyer will deliver to the Seller a closing statement including its calculation of the Closing Date TBV, and once that closing statement has been finalized in accordance with the procedures in the Stock Purchase Agreement, the final purchase price will be adjusted to reflect any difference between the estimated TBV and the final TBV. The Company anticipates using the net proceeds of this transaction to repay certain indebtedness and for other corporate purposes.

The Company anticipates that it will incur an estimated loss of $13.6 million in conjunction with the sale of the Acquired Companies at the Closing Date, exclusive of the estimated $6.1 million of pre-tax charges related to the sale as discussed in Item 2.05 below. The Company anticipates that the estimated loss on sale and costs identified in Item 2.05 below could result in a pre-tax reduction of approximately $45 per share to its exchange value.

At the Closing Date, the Buyer and the Seller also entered into a Master Services Agreement for a term of five (5) years, pursuant to which, among other things, each party will provide the other with certain transition services relating to the business of the Acquired Companies. The Buyer has also agreed to pay the Company an annual payment following each of the first five years (ended December 31) of the term of the Master Services Agreement (each, an “Earn-Out Payment”). Each Earn-Out Payment will be equal to four and one-half percent (4.5%) of gross written premium in respect of each of these first five years. For purposes of such payments, gross written premium will be based on premiums written on or attributable to all insurance policies purchased during the applicable year by members or customers of the Company, issued by SIC or SICL or any other affiliate of Buyer, to the extent that such policies were purchased from or through the Agency or by a different sales channel if there is a change in Agency.

The foregoing description of the terms and conditions of the Stock Purchase Agreement and Master Services Agreement do not purport to be complete and are qualified in their entirety by the Stock Purchase Agreement and Master Services Agreement, which are incorporated herein by reference to Exhibit 99.1, “Stock Purchase Agreement by and between Unified Grocers, Inc. and AmTrust Financial Services, Inc. dated as of April 16, 2015” to the Company’s Current Report on Form 8-K, filed on April 22, 2015, and Exhibit 99.2, “Master Services Agreement by and between Unified Grocers, Inc. and AmTrust Financial Services, Inc. dated as of October 7, 2015” to this Current Report on Form 8-K.

Item 2.05.	Costs Associated With Exit or Disposal Activities.

As described in Item 2.01, the Company completed the sale of the Acquired Companies to AmTrust on October 7, 2015.

The Company estimates that it has incurred a total of approximately $6.1 million of pre-tax charges related to the sale of the Acquired Companies through the Closing Date, including cash expenditures of approximately $5.0 million. The estimated pre-tax charges consist primarily of the following:

•	As previously disclosed, the Audit Committee of the Company, with the assistance of independent legal counsel, is conducting an investigation of issues relating to the setting of case reserves and management of claims by the Acquired Companies and related matters (“Insurance Investigation”). Costs incurred by the Company directly attributable to the Insurance Investigation and allocable to the Acquired Companies through the Closing Date totaled approximately $4.9 million. These costs include approximately $3.7 million in legal fees, $0.6 million in audit-related fees, $0.4 million in actuarial fees and $0.2 million in consulting/other expenses.

•	Costs incurred by the Company directly attributable to preparation and consummation of the sale of the Acquired Companies to AmTrust, through the Closing Date, included approximately $0.7 million in legal fees, $0.2 million in consulting fees and $0.2 million in wage costs.

•	Interest on debt incurred by the Company that will be repaid with the proceeds from the sale of the Acquired Companies to AmTrust, through the Closing Date, was approximately $0.1 million.

The accrued (non-cash) portion of the foregoing pre-tax charges, primarily costs associated with the Insurance Investigation (approximately $0.9 million) and wage costs associated with the sale of the Acquired Companies (approximately $0.2 million), are expected to be paid during the first half of the Company’s 2016 fiscal year.

The Company may incur additional audit, consulting and legal fees (which fees collectively may approximate $1 million) associated with the discontinued operations of the Acquired Companies in fiscal 2016. The costs could be significantly higher depending on the outcome of the Insurance Investigation.

The Company is unable at this time to predict when the Insurance Investigation will be completed or whether the findings will have any impact on the Company’s 2015 consolidated financial statements, 2014 consolidated financial statements, any consolidated financial statements previously filed, or the Company’s assessment of its disclosure controls and procedures or internal control over financial reporting.

Item 7.01.	Regulation FD Disclosure.

On October 8, 2015, the Company issued a press release announcing that it had completed the sale of the Acquired Companies to AmTrust as described in Item 2.01. A copy of the press release is furnished as Exhibit 99.3 hereto and is incorporated herein by this reference.

As previously announced, in December 2014, the Company entered into an agreement with Haggen to be its primary supplier in California, Arizona and Nevada and a substantial supplier in Washington and Oregon. In addition, the Company agreed to provide Haggen with certain business services. On September 8, 2015, the Company terminated this agreement with Haggen, and Haggen announced that it had filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

On October 6, 2015, the Company and Haggen finalized the terms of an arrangement under which the Company will continue to supply product to Haggen as a critical vendor during Haggen’s Chapter 11 case. Pursuant to this arrangement, Haggen will pay a substantial portion of the Company’s prepetition receivable pursuant to Haggen’s authority under its critical vendor order in exchange for certain shipping terms from the Company. Haggen also has agreed to stipulate to an allowed administrative expense priority claim under section 503(b)(9) of the Bankruptcy Code for the balance of Unified’s prepetition claim for goods shipped to Haggen. Haggen’s critical vendor payments to the Company will either be made pursuant to Haggen’s current authority under its interim critical vendor order without further court approval or under Haggen’s proposed final critical vendor order for which a hearing is scheduled on October 13, 2015. Certain other terms of the arrangement are subject to Bankruptcy Court approval.

The information furnished in Item 7.01 of this Report, including the exhibit incorporated by reference, will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available. In addition, the Company undertakes no duty or obligation to publicly update or revise the information included in this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

As discussed in Item 2.05, the Audit Committee of the Company, with the assistance of independent legal counsel, is conducting an investigation of issues relating to the setting of case reserves and management of claims by the Company’s insurance subsidiaries (the “Acquired Companies” as previously defined in Item 2.01) and related matters (“Insurance Investigation”). The Company is unable at this time to predict when the Insurance Investigation will be completed or whether the findings will have any impact on the Company’s 2015 consolidated financial statements, 2014 consolidated financial statements, any consolidated financial statements previously filed, or the Company’s assessment of its disclosure controls and procedures or internal control over financial reporting. Accordingly, the Company is unable to provide the required pro forma financial information required pursuant to this Item 9.01 as a result of the uncertainty associated with the related consolidated financial statement information.

(d)	Exhibits

Exhibit No.	Description

99.1	Stock Purchase Agreement by and between Unified Grocers, Inc. and AmTrust Financial Services, Inc. dated as of April 16, 2015 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on April 22, 2015).

99.2	Master Services Agreement by and between Unified Grocers, Inc. and AmTrust Financial Services, Inc. dated as of October 7, 2015.

99.3	Press release issued by Unified Grocers, Inc. on October 8, 2015.

Cautionary Information Regarding Forward-Looking Statements

Except for the historical and factual information contained in this Current Report on Form 8-K, the matters set forth therein (including statements as to estimated loss on the sale of the Acquired Companies, the amount of any Earn-Out Payment to be received by the Company, or the estimated expenses associated with the sale of the Acquired Companies and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will”, “anticipates” and similar expressions) are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risk that actual costs related to the sale of the Acquired Companies or the anticipated loss on sale of the Acquired Companies exceed the amounts disclosed herein, the risk that no Earn-Out Payments will be payable to the Company, or other factors as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Report. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2015	UNIFIED GROCERS, INC.

	By	/s/ Richard J. Martin
Richard J. Martin
Executive Vice President, Finance and Administration and Chief Financial Officer